Exhibit 99.1

                       HEADLANDS MORTGAGE SECURITIES INC.
                Mortgage Pass-Through Certificates Series 1997-2

                              Officer's Certificate

In connection with the above-referenced trust and pursuant to Section 3.13 of the related Pooling and Servicing Agreement ("Agreement"), Headlands Mortgage Company (as "Master Servicer") hereby confirms the following:

(i) a review of the activities of the Master Servicer during 1997 and of performance under the Agreement has been made under the undersigned's supervision; and

(ii) to the best of the undersigned's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement for the calendar year 1997.

                                    HEADLANDS MORTGAGE SECURITIES INC.


                                    By: /s/ Gilbert J. MacQuarrie
                                       -----------------------------------------
                                        Gilbert J. MacQuarrie
                                        Vice President, Treasurer and Secretary


                                       10